UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 22, 2010

CHINA SKYRISE DIGITAL SERVICE INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139940	98-0554885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

4/F, M-3rd Building
Hi-tech Industrial Park
Nanshan District, Shenzhen 518070
People’s Republic of China
(Address of principal executive offices)

(86) 755 26012511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 1, 2009, China Skyrise Digital Service Inc. (the "Company") announced its reverse acquisition of United Digital Home H.K. Group Company Limited and the change of the Company’s name to China Skyrise Digital Service Inc. to more accurately reflect its new business operations. For more information regarding the reverse merger acquisition, see the Company’s current report on Form 8-K filed with the SEC on October 1, 2009.

On January 7, 2010, the Company’s application for a new symbol on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority (FINRA) in connection with its name change was approved by FINRA, and the Company’s common stock commenced trading under the new symbol "CSKD" on the following day. The CUSIP number is 169432 101.

The Company’s corporate headquarters are located at 4/F, M-3rd Building, Hi-tech Industrial Park, Nanshan District, Shenzhen 518070, People’s Republic of China, and its telephone number is (86) 755 26012511. The Company maintains a website at http://www.szskyrise.com/ that contains information about its subsidiaries, but that information is not a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKYRISE DIGITAL SERVICE INC.

By: /s/ Mingchun Zhou
Mingchun Zhou
Chief Executive Officer

Dated: January 22, 2010